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                                                                   EXHIBIT 10.33



Rev 9/90

                         L E A S E    A G R E E M E N T

STATE OF TEXAS

COUNTY OF HARRIS

          This Lease Agreement is made and entered into by and between

                           Robert S. Wilson, L.L.C.,
                   hereinafter referred to as "Landlord", and

                              Packaged Ice, Inc.,
                      hereinafter referred to as "Tenant".


                              W I T N E S S E T H:

         1.  PREMISES and TERM

             In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord certain premises situated within the County of Harris, State of Texas, more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, and as follows:

Approximately 13,050 square feet of office/warehouse area located in Building "A", containing approximately 39,150 square feet, in a project containing approximately 145,800 square feet, and situated on a tract of land out of the A.H. Osbourne Survey, Abstract A-610 and being more particularly described on Exhibit "A", attached hereto. The address for this facility is 8572 Katy Freeway, Suite 101, Houston, Texas 77024;

together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to the premises and together with the building and other improvements situated or to be situated upon said premises (said real property, building and improvements being hereinafter referred to as the "Premises").

             TO HAVE AND TO HOLD the same for a term commencing on the "Commencement Date" as the later of May 1, 1994, or substantial completion of the required tenant improvements to be made by Landlord, and ending sixty (60) months thereafter; provided, however, that in the event the Commencement Date is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the Commencement Date.



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               Tenant acknowledges that no representations as to the repair of the Premises have been made by Landlord, unless such are expressly set forth in this lease. After such Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. In the event of any dispute as to substantial completion or work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive.

         2.  BASE RENT and SECURITY DEPOSIT

             A. Tenant agrees to pay to Landlord rent for the Premises, in advance, without demand, deduction or set off, for years one through three, Three Thousand Three Hundred Ninety-Three and 00/100 Dollars ($3,393.00) per month; and for years four and five, Three Thousand Nine Hundred Fifteen and 00/100 Dollars ($3,915.00) per month). One such monthly installment, including monthly common area maintenance payments, shall be due and payable on the date hereof and a monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date recited above during the hereby demised term, except that the rental payment for any fractional calendar month at the commencement or end of the lease period shall be prorated. Failure by Tenant to pay any one monthly installment of rent by the tenth (10) day from the date such payment was due shall be considered an event of default in accordance with the provisions of Paragraph 18(a) of this lease agreement. Upon such failure by Tenant to pay any rental installment within five (5) days of when such installment is due, Tenant shall pay to Landlord, on demand, a late charge in an amount equal to five percent (5%) of such installment. Failure to pay such late charge within ten (10) days after demand shall likewise be considered an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

             B. Tenant agrees to pay to Landlord, as additional rental, all charges for any services, goods, or materials furnished by Landlord at Tenant's request which are not required to be furnished by Landlord under this Lease (as well as all other sums payable by Tenant hereunder) within ten (10) days after Landlord renders a statement therefor to Tenant. All past due additional rental amounts shall bear interest from the date due until paid at the maximum rate allowed by law.




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             C.  In addition, Tenant agrees to deposit with Landlord on the date hereof the sum of Three Thousand Eight Hundred Fifty-five and 00/100 Dollars ($3,855.00), which sum shall be held by Landlord, without obligation for interest, as security for the performances of Tenant's covenants and obligations under this lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default; and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant within thirty (30) days after termination of this lease, providing that all of Tenant's obligations under this lease have been fulfilled.

         3.  USE

             The demised Premises shall be used only for the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Outside storage, including, without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall obtain, at its own cost and expense, any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in, upon, or in connection with the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building in which the Premises are situated or unreasonably interfere with their use of their respective Premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including, without limitation, any method or storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits.

         4.  TAXES

             A. Landlord agrees to pay, before they become delinquent, all taxes, assessments, and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as "taxes") lawfully levied or assessed against the Building and the grounds, parking areas, driveways and alleys around the Building. If the Tenant's proportionate share of taxes levied or assessed against the Building and the grounds, parking areas, driveways and alleys around the Building during a real estate tax year, occurring within the term hereof or during any renewal or extension of this term, shall exceed an amount equal to the actual cost of such expense for the calendar year 1994, Tenant shall pay to Landlord as additional rental, upon demand,



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the amount of such excess.  In the event any such amount is not paid within ten
(10) days after the date of Landlord's invoice to Tenant, the unpaid amount shall bear interest from the date due until paid at the maximum interest rate allowed by law.

             B. Tenant's "proportionate share", as used in this lease, shall mean a fraction, the numerator of which is the space contained in the Premises and the denominator of which is the entire space contained in the building(s). Tenant's initial proportionate share shall be 13,050/145,800 = 8.951%.

             C. If at any time during the term of this lease the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building(s) on the Premises, then all such taxes, assessments, levies or charges or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

             D. The Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the building and grounds within the applicable taxing jurisdiction. Tenant shall pay to Landlord the amount of Tenant's "proportionate share" (as defined in subparagraph 4.B above) of the reasonable cost of such service.

             E. Any payment to be made pursuant to this Paragraph 4 with respect to the real estate tax year in which this lease commences or terminates shall be prorated.

             F. Tenant shall pay all ad valorem and similar taxes or assessments levied upon or applicable to all equipment, fixtures, furniture, and other property placed by Tenant in the Premises and all license and other fees or charges imposed on the business conducted by Tenant on the Premises. It is agreed that Tenant will also be responsible for ad valorem taxes on the value of leasehold improvements to the extent that such leasehold improvements exceed standard building allowances, and are specifically referenced by the taxing authority by improvement type and location in the assessment.

         5.  LANDLORD'S REPAIRS

             Landlord shall, at his expense, maintain only the roof, foundation, and the structural soundness of the exterior walls of the building in good repair, reasonable wear and tear excepted. Tenant shall repair and pay for any damage caused by the negligence of Tenant, or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.



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         6.  TENANT'S REPAIRS

             A. Tenant shall, at its own cost and expense, keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this lease) in good condition, promptly making all necessary repairs and replacements, including, but not limited to, windows, glass and plate glass, doors, special store fronts or office entries, interior walls and finish work, floors and floor covering, downspouts, gutters, heating and air conditioning systems, truck doors, dock bumpers, paving, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris, keeping the parking areas, driveways, alleys and the whole of the Premises in a clean and sanitary condition. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to subparagraph 13.A below, except that Tenant shall be obligated to repair all wind damage to glass, except with respect to tornado or hurricane damage. Tenant shall not be responsible for repairs caused by the acts or proven negligence of Landlord, its agents or employees.

             B. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.

             C. Tenant and its employees, customers and licensees shall have the right to use the parking areas, if any, as may be designated by Landlord in writing, subject to such reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. Landlord reserves the right to perform the paving and landscape maintenance, exterior painting, common sewage line plumbing, and care for the grounds around the Building, and Tenant shall be liable for its proportionate share (as defined in subparagraph 4.B above) of the cost and expense. If Tenant or any other particular tenant of the Building can be clearly identified as being responsible for obstructions or stoppage of the common sanitary sewage line, then Tenant, if Tenant is responsible, or such other responsible tenant, shall pay the entire cost thereof, upon demand, as additional rent. Tenant shall pay, when due, its share, determined as aforesaid, of such costs and expenses along with the other tenants of the building to Landlord upon demand, as additional rent, of the amount of its share as aforesaid of such costs and expenses in the event Landlord elects to perform or cause to be performed such work. In the event any such amount is not paid within ten (10) days after the date of Landlord's invoice to Tenant, the unpaid amount shall bear interest from the date due until paid at the maximum interest rate allowed by law.

             D. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Premises. At Tenant's request, Tenant shall be authorized to provide the regularly scheduled preventive maintenance/service required herein.




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Tenant shall not be required to enter into a maintenance/service contract with an outside vendor to provide such service. Tenant shall continue to be responsible for maintaining all such equipment as described herein. Preventive maintenance/service shall be defined as a minimum of the following work being performed on a quarterly basis: change filters, clean coils, check belts, freon, contactors, compressor and fan morot.

         7.  COMMON AREA MAINTENANCE

             A. Tenant agrees to pay Landlord $ 0.0193 /sq. ft. per month as its estimated share of the common area services which are provided by Landlord for the mutual benefit of all tenants. These services may include, but are not limited to, general landscaping, mowing of grass, care of shrubs (including replacement of expired plants); operation and maintenance of lawn sprinkler system; operation and maintenance of exterior security lighting; water service and sewer charges; repainting of exterior surfaces of truck doors, handrails, downspouts, and other parts of the building which require periodic preventive maintenance; parking lot maintenance; and pro rata share of the project's common area maintenance and security service.

             B. The actual cost of these services shall be prorated among tenants on the basis of square footage occupied in the same manner as provided in subparagraph 4.B above. Landlord shall send Tenant an annual statement of actual common area service costs, along with either an invoice or a rebate for the amount that Tenant's actual proportionate share exceeded or was less than Tenant's $ 0.0193/sq. ft. per month common area service payment for the year then ended. Tenant agrees to reimburse Landlord within thirty (30) days after receipt of such invoice from Landlord. Subject to landlord's reasonable discretion, this monthly common area service charge may be renegotiated periodically based upon increases in Landlord's annual cost of providing these services. See Paragraphs 28.d. AND 28.g.

         8.  ALTERATIONS

             Tenant shall not make any alterations, additions or improvements to the Premises (including, but not limited to, roof and wall penetrations) without the prior written consent of Landlord which shall not be unreasonably
withheld.   Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner, erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the Building or improvements and without overloading or damaging such Building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this lease; and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the Premises to their original condition by the date of termination of this lease or upon earlier vacating of the Premises, provided, however, that, if Landlord so elects, prior to termination of this lease or upon earlier vacating of the Premises, such



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alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this lease or upon earlier vacating of the Premises and shall be delivered up to the landlord with the Premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this lease, if Tenant so elects, and shall be removed by the date of termination of this lease or upon earlier vacating of the Premises if required by Landlord. Upon any such removal, Tenant shall restore the Premises to their original condition. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the Buildings and other improvements situated on the Premises. See Paragraph 28.e.

         9.  SIGNS

             Tenant shall have the right to install signs upon the Premises only when first approved in writing by Landlord and subject to any applicable governmental laws, ordinances, regulations, Landlord's standard sign criteria and other requirements. At Landlord's direction, Tenant shall be responsible for the removal of all such signs by the termination of this Lease. Such installations and removals shall be made in such a manner as to avoid injury or defacement of the building and other improvements, and Tenant shall be responsible for the repair of any injury or defacement, including, without limitation, discoloration caused by such installation and/or removal.

         10. INSPECTION

             Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this lease. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises are available. Tenant shall give written notice to Landlord at least thirty
(30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

         11. UTILITIES

             Landlord agrees to provide, at its cost, water, electricity and telephone service connections into the Premises; but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities, and shall furnish all electric light bulbs and tubes.
If any such services are not separately metered to Tenant, Tenant shall pay its proportionate share, as determined by Landlord, of all charges jointly metered with other Premises. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises, unless caused by the acts or proven negligence of Landlord, its agents or employees.





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         12. ASSIGNMENT and SUBLETTING

             Tenant shall not have the right to assign this lease or to sublet the whole or any part of the Premises without the prior written consent of Landlord. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this lease.
Upon the occurrence of an "event of default" as hereinafter defined, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may, at its option, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder. Notwithstanding the terms above, Landlord reserves the right to either: 1) enter into a new lease agreement with the proposed assignee or subtenant and terminate the lease coincident with occupancy by the new tenant and commencement of the new lease; or, 2) Landlord and Tenant may mutually agree to terminate this lease. See
Article 28.h.

         13. FIRE and CASUALTY DAMAGE

             A. Landlord agrees to maintain standard fire and extended coverage insurance covering the Building, of which the Premises are a part, in an amount not less than eighty percent (80%) (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof, as such term is defined in the Replacement Cost Endorsement to be attached thereto insuring against the perils of Fire, Lightning and Extended Coverage, such coverage and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State of Texas for use by insurance companies admitted in the State of Texas for the writing of such insurance on risks located within the State of Texas. Subject to the provisions of subparagraphs 13.C, 13.D and 13.E below, such insurance shall be for the sole benefit of Landlord and under its sole control. In addition Landlord agrees to maintain general liability coverage insurance in an amount deemed prudent and necessary by Landlord or required by mortgagee presently (or in the future) holding a mortgage and/or deed(s) of trust constituting a lien against the Building of which the Premises are a part. If the annual premiums charged Landlord for insurance exceed the standard premium rates because the nature of the Tenant's operation results in extra hazardous exposure, and if Landlord permits such operations, then Tenant, upon receipt of appropriate premium notices, shall reimburse Landlord for such increase in such premiums as additional rent hereunder. Tenant shall maintain, at its own expense, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises and on all additions and improvements made by Tenant and not required to be insured by Landlord. In addition, Tenant shall reimburse Landlord annually, as additional rent and upon receipt of notice from Landlord, for Tenant's proportionate share of all amounts paid by Landlord for insurance premiums which exceed an amount equal to
the actual cost of such premiums for the calendar year 1994   In the event the
Premises constitute a portion of a multiple-occupancy building, Tenant shall be responsible for reimbursing Landlord for Tenant's full proportionate share of such excess, as such share is defined in subparagraph 4.B above. Said payment shall be made to Landlord within ten (10) days after presentation to Tenant



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of Landlord's statement setting forth the amount due.  Any payment to be made pursuant to this subparagraph A with respect to the year in which this lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full year as the part of such year covered by the term of this lease bears to a full year. In the event any such additional rental amount is not paid within ten (10) days after the date of Landlord's invoice to Tenant, the unpaid amount shall bear interest from the date due until paid at the maximum interest rate allowed by law.

             B. If the buildings situated upon the Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

             C. If the buildings situated upon the Premises should be totally destroyed by fire, tornado, or other casualty, or if they should be so damaged thereby that rebuilding or repairs cannot, in Landlord's estimation, be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective upon the date of the occurrence of such damage.

             D. If the Building of which the Premises is a part should be damaged by any peril covered by the insurance to be provided by Landlord under subparagraph 13.A above, but only to such extent that rebuilding or repairs can, in Landlord's estimation, be completed within one hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall not terminate, and Landlord shall, at its sole cost and expense, thereupon proceed with reasonable diligence to rebuild and repair such buildings to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may, at its option, terminate this lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

             E. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Building requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this lease by delivering written notice of termination to tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

             F. Landlord and Tenant each hereby releases the other from any loss or damage to property caused by fire or any other perils insured through or under them by way of subrogation, or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been



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caused by the fault or negligence of the other party or anyone for whom such party may be responsible; provided, however, that his release shall be applicable and in force and effect only with respect to loss or damage occurring during such times in which the releasor's policies contain a clause or endorsement stating that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Both Landlord and Tenant agree that they will request their insurance carriers to include such a clause or endorsement in their policies. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

         14. LIABILITY

             Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants, employees, or of any other person entering upon the Premises, or caused by the buildings and improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including, without limitation, the trustee and beneficiaries if Landlord is a trust), Landlord's agents and employees from any loss, liability, claims, suits, costs, expenses, including, without limitation, attorney's fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the sole cause of which is negligence of Landlord or the failure of Landlord to repair any part of the Premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs. Tenant shall, at Tenant's sole cost and expense, fully insure its property located within the Premises against fire and other casualty and shall maintain public liability insurance with combined limits of at lease $1,000,000. The limits or amounts of said insurance coverage shall not, however, limit the liability of the Tenant hereunder. Tenant shall cause Landlord, and Landlord's Manager, RW Management Company, Inc., to each be named as an additional insured under such public liability policy. In addition, Landlord shall be named as additional insured on the fire and casualty insurance policy which Tenant is required to maintain with respect to Tenant's property located in the Premises. If Tenant fails to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, and in such event, premiums and costs thereof shall be reimbursed and paid by Tenant to Landlord on demand by Landlord. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies of such policies, together with receipt evidencing payment of premiums therefor, shall be delivered to Landlord prior to the commencement date of this lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

         15. CONDEMNATION

             A. If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said Premises shall occur.

             B. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking does not prevent or materially interfere with the use of the Premises, and this lease is not terminated as provided in subparagraph above, this lease shall not terminate but the rent payable hereunder during the unexpired portion of this lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

             C. In the event of any such taking or private purchase in lieu thereof, Landlord shall be entitled to receive and retain all compensation awarded in any condemnation proceedings. Provided, however, Tenant shall be entitled to any compensation awarded for the taking of leasehold improvements made by Tenant, Tenant's furniture, fixtures and equipment.

         16. HOLDING OVER

             Tenant will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold-over tenancy shall be subject to termination by Landlord at any time upon not less than thirty (30) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold-over, an amount equal to two (2) times rent in effect on the termination date, computed on a daily basis for each day of the hold-over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this lease except as otherwise expressly provided. The preceding provisions of this paragraph 16 shall not be construed as Landlord's consent for Tenant to hold over.

         17. QUIET ENJOYMENT

             Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. In the event this lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases. Landlord represents and warrants that it has full right and authority to enter into this lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this lease.

         18. EVENTS OF DEFAULT

             The following events shall be deemed to be events of default by Tenant under this lease:

             (a) Tenant shall fail to pay any installment of the rent herein reserved when due, or any payment with respect to taxes hereunder when due, or any other payment or reimbursement to Landlord required herein when due and such failure shall continue for a period of TEN (10) days from the date such payment was due.

             (b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

             (c) Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

             (d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

             (e) Tenant shall desert or vacate any substantial portion of the Premises.

             (f) Tenant shall fail to comply with any term, provision or covenant of this lease (other than the foregoing in this Paragraph 18), and shall not cure such failure within ten (10) days after written notice thereof to Tenant.

         19. REMEDIES

             Upon the occurrence of any of such events of default described in Paragraph 18 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

             (a) Terminate this lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor; and Tenant agrees to pay Landlord, on demand, the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

             (b) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the Premises and receive the rent therefor; and Tenant agrees to pay to the Landlord, on demand, any deficiency that may arise by reason of such reletting. In the event Landlord is successful in reletting the Premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

             (c) Enter upon the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse Landlord, on demand, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

             (d) Alter locks and other security devices at the Premises, without being liable for prosecution or any claim of damages therefor, and such alteration of locks and security devices shall not be deemed unauthorized or constitute a conversion. Tenant acknowledges that Landlord may require full payment of all sums then due to Landlord under this Lease as a condition to Tenant's entitlement to a key to new or altered locks that Landlord may have placed on the Premises after an Event of Default.

             (e) Receive payment from Tenant, in addition to any sum provided to be paid above, for any and all of the following expenses for which Tenant shall be considered liable:

                 1. Reasonable broker's fees incurred by Landlord in connection with reletting the whole or any part of the Premises;

                 2. The reasonable cost of removing and storing Tenant's or other occupant's property;

                 3. The reasonable cost of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, plus a reasonable charge to cover overhead; and

                 4. All reasonable expenses incurred by Landlord in enforcing Landlord's remedies.

                 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed a termination of this lease or an acceptance of the surrender of the Premises, and no agreement to terminate this lease or accept a surrender of said Premises shall be valid unless it is in writing and signed by Landlord.
No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the other terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees so incurred.

         20. LANDLORD'S LIEN

             In addition to any statutory lien for rent in Landlord's favor, Landlord shall have, and Tenant hereby grants to Landlord, a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearage in rent, as well as any and all other sums of money then due to Landlord hereunder, shall first have been paid and discharged. In the event of a default under this lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Paragraph 20 at public or private sale upon five (5) days notice to Tenant. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. See Paragraph 28.k.

         21. MORTGAGES

             Tenant accepts this lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon; provided, however, that if the mortgagee, trustee or holder of any such mortgage or deed of trust elects to have Tenant's interest in this lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this lease shall be deemed superior to such lien, whether this lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this lease to the lien of any such mortgage. See Paragraph 28.l.

         22. LANDLORD'S DEFAULT

             A. In the event Landlord should become in default in any payments due on any such mortgage described in Paragraph 21 hereof or in the payment of taxes or any other items which might become a lien upon the Premises and which Tenant is not obligated to pay under the terms and provisions of this lease, Tenant shall simultaneously give Landlord and Landlord's mortgagee (provided Landlord or Landlord's mortgagee shall have advised Tenant of the name and address of Landlord's mortgagee) written notice specifying such default with particularity and Landlord shall thereupon have thirty (30) days (plus an additional reasonable period as may be required in the exercise by Landlord of due diligence) in which to cure any such default. In addition, Landlord's mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of thirty (30) days, and Tenant will accept such curative or remedial action taken by Landlord's mortgagee with the same effect as if such action had been taken by Landlord.

             B. Upon the failure of Landlord or Landlord's mortgagee to cure such default in accordance with the provisions of Paragraph 22.A hereof, Tenant shall be authorized and empowered to pay any such items for and on behalf of Landlord, and the amount of any item so paid by Tenant for and on behalf of Landlord, together with any interest or penalty required to be paid in connection therewith, shall be payable on demand by Landlord to Tenant; provided, however, that Tenant shall not be authorized and empowered to make any payment under the terms of this Paragraph 22 unless the item paid shall be superior to Tenant's interest hereunder. Tenant's exclusive remedy shall be an action for damages against Landlord, and Tenant hereby waives the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord. In the event Tenant pays any mortgage debt in full, in accordance with this paragraph, it shall, at its election, be entitled to the mortgage security by assignment or subrogation.

         23. MECHANIC'S LIENS

             Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon, and that it will save and hold Landlord harmless from any and all loss, cost or expenses based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this lease.

         24. ASSIGNMENT BY LANDLORD

             Landlord shall have the right to assign or transfer, in whole or in part, every feature of its rights and obligations hereunder and in the Building and leased Premises. Such assignments or transfers may be made to a corporation, trust, trust company, individual or group of individuals, howsoever made shall be in all things respected and recognized by Tenant.

         25. DISCLAIMER

             This lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of the Tenant to be performed shall not be affected, impaired or executed because Landlord is unable to fulfill any of its covenants and obligations under this lease, expressly or impliedly to be performed by Landlord, if Landlord is prevented or delayed from doing so by reason of strike, labor troubles, accident, adjustment to insurance, or by any reason or cause whatsoever reasonably beyond Landlord's control. Reasons beyond Landlord's control shall include, but not be limited to, laws, governmental preemption in connection with a National Emergency or by any reason of any rule, order or regulation of any governmental agency, federal, state, county or municipal authority or any department or subdivision thereof, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

         26. NOTICES

             Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken.

             (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

             (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

             (c) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage prepaid, certified or registered mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

    Landlord:                         Tenant:

    c/o RW Management Company, Inc.   Packaged Ice, Inc.

    8554 Katy Freeway, Suite 300      8572 Katy Freeway, Suite 101

    Houston, Texas 77024              Houston, Texas 77024

If and when included within the term "Landlord", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions to this paragraph to the same effect as if each had received such notice.

         27. MISCELLANEOUS

             A. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

             B. The terms, provisions and covenants and conditions contained in this lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this lease.

             C. Whenever a clause or provision of this lease requires Landlord's consent or approval, Landlord agrees not to unreasonably withhold or delay its consent or approval.

             D. The captions inserted in this lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this lease, or any provision hereof, or in any way affect the interpretation of this lease.

             E.  [Intentionally Deleted]

             F. This lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

             G. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including, without limitation, all heating and air conditioning systems and equipment therein, in good repair, ordinary wear and tear excepted. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Paragraph 27.G. See Paragraph 28.i.

             H. If any clause or provision of this lease is illegal, invalid or unenforceable under present or future laws effective during the term of this lease, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of the parties to this lease that, in lieu of each clause or provision of this lease that is illegal, invalid or unenforceable, there be added as a part of this lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

             I. Because the Premises are on the open market and are presently being shown, this lease shall be treated as an offer with the Premises being subject to prior lease and such offer subject to withdrawal or non-acceptance by Landlord or to other use of the Premises without notice, and this lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties hereto.

             J. All references in this lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this lease.

             K. Both parties agree, from time to time within ten (10) days after request of the other party, to deliver an estoppel certificate to the requesting party or its designee. Such estoppel certificate shall state that this lease is in full force and effect, the date to which rent has been paid, the unexpired term of this lease and such other matters pertaining to this lease as may be requested.

             EXECUTED by the parties this 22nd day of March, 1994.

LANDLORD:    Robert S. Wilson, L.L.C.

    By:
       ---------------------------------
                        Robert S. Wilson


    Title:        Manager
          ------------------------------

    ATTEST:


    By:
       ---------------------------------
                         Janet L. Wilson

    Title:      V.P. for Manager
          ------------------------------


Before me, the undersigned authority, on this day personally appeared Robert S. Wilson, of Robert S. Wilson, L.L.C., known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity stated. Given under my hand and seal of office on this, the 22nd day of March, 1994.


                          ----------------------------------
                          Notary Public in and for the
                          County of Harris, State of Texas

TENANT:  Packaged Ice, Inc.

    By:
       ---------------------------------
               James F. Stuart

    Title:   President
          ------------------------------

    ATTEST:

    By:
       ---------------------------------
                  Jack Stazo

    Title:   Vice President
          ------------------------------

Before me, the undersigned authority, on this day personally appeared James F. Stuart, of Packaged Ice, Inc., a Texas Corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacity stated. Given under my hand and seal of office on this, the 21st day of March, 1994.



                          ----------------------------------
                          Notary Public in and for the
                          County of Harris, State of Texas

                                  EXHIBIT "A"

                Legal Description:  West Memorial Park, Phase I

Being a tract of land out of the A.H. Osbourne Survey Abstract No. A-610, Houston, Harris County, Texas, and being more particularly described as follows:

The point of reference is the north R.O.W. (right-of-way) line of the MKT Railroad R.O.W. (100' wide) and the east R.O.W. line of Bingle Road; thence east a distance of 959.15' to a point:

Thence north 0o 15' 23" W. a distance of 754.27' to the point of beginning;

Thence west a distance of 621.47' to a point for a corner;

Thence north a distance of 544.43' to a point for a corner;

Thence north 89o 21' 11" E. a distance of 619.04' to a point for a corner;

Thence south 0o 15' 23" E. a distance of 551.43 to the point of beginning and containing 7.802 acres of land more or less.

                                  Exhibit "B"



[blueprint layout of building, ground floor]





                                                           8572 Katy Freeway,
                                                           Suite 104, 4,350
                                                           square feet





8572 Katy Freeway, Suite 101, approximately 13,050 square feet

                               Special Provisions
                           Exhibit "C" - Paragraph 28

    a. In the event Tenant shall occupy the leased premises prior to May 1, 1994, then all of the terms, covenants and conditions of this lease shall be in full force and effect beginning on the date of occupancy. Tenant's rental for the partial month of April, 1994 (if any) shall be prorated at the rate of $113.10 per day; such amount being due and payable upon occupancy by Tenant.

    b. Landlord shall improve the leased premises as shown on construction drawings prepared by Thomas M. Weaver Associates, dated February 16, 1994, as approved by both parties. All associated costs incurred in the improvement of the leased premises, including but not limited to, space planning, construction document preparation, mechanical and/or electrical engineering services, and construction administration, shall be included. These tenant improvements have been bid at $29,488.00. A portion of this work, $15,699.00, shall be the sole cost and expense of the Landlord. All cost and expense in excess of $15,699.00 shall to be the sole cost and expense of Tenant, and shall be due and payable according to the following schedule: 50% upon execution of this lease and 50% prior to full occupancy of the leased premises. Landlord's contribution shall not exceed $15,699.00. The projected tenant improvement expense in excess of the available allowance is $13,789.00. Any and all changes to the plans specified herein, as approved by Landlord and Tenant, must be submitted in writing to Landlord for approval prior to any such construction, and all costs and expense incurred as a result of such change orders shall be the sole cost and expense of Tenant.

    c. The leased premises and their use under this Lease Agreement comply fully with (and no notices of violation have been received in connection with) all environmental, air quality, building, health, fire, safety, and governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the leased premises, including the Americans with Disabilities Act of 1990. However, in the event that through amendment, interpretation or through Tenant's use of the leased premises, modifications to same become necessary to fully comply with the terms and provisions of the Americans with Disabilities Act of 1990, the parties agree that it shall be the sole responsibility of the Tenant to comply with any and all provisions of the Americans with Disabilities Act of 1990, as same may be amended or interpreted in the future, and Tenant agrees to be fully responsible for all expenses related to the Tenant improvements or the later modifications of the leased premises during the term of this Lease Agreement. The Tenant further agrees to indemnify and hold the Landlord harmless against any claims which may arise out of Tenant's failure to comply with the Americans with Disabilities Act of 1990. Such indemnification shall include, but shall not be limited to, all fines, fees and penalties, and all legal and other expenses (including attorney's fees), incurred by Landlord and for the costs of collection of the sums due under the terms of this indemnity.

    d. Tenant's initial monthly common area services payment shall be $252.00.

    e. All tenant improvement work to be performed by Tenant shall be performed by a licensed contractor and pursuant to the following terms and conditions:

         1. Landlord shall be notified in writing prior to the commencement of any work. Said notification shall specify in detail the work to be performed and the contractor who will be performing it; and

         2. Tenant is to acquire a permit from the City of Spring Valley prior to the commencement of any work and/or any improvements requiring a permit. Furthermore, all work shall be completed in compliance with all applicable laws and/or ordinances of the city, county, state, federal or any municipal governing authority; and

         3. All work shall be completed in a workmanlike manner by a licensed contractor/subcontractor and in accordance with the following:

             A. The contractor/subcontractor shall have Workman's Compensation and Liability insurance in the amounts of $500,000.00 for bodily injury and $500,000.00 for property damage, Landlord shall be supplied with insurance certificates verifying such insurance coverages; and

             B. A signed release of Lien and Warranty by all contractors and/or subcontractors who perform any work in the Premises; and

             C.  All work is subject to final acceptance by Landlord.

    f. While this lease is in full force and effect, provided that Tenant is not in default of any of the terms, covenants and conditions thereof, Tenant shall have the right or option to extend the original term of this lease for one (1) additional term of sixty (60) months. Notice of Tenant's intention to exercise this option must be given to Landlord in writing at least one hundred twenty (120) days prior to the expiration of the original term of this lease. Such extension or renewal of the original term shall be on the same terms, covenants and conditions as provided for in the original term except for tenant improvements and that the base rent during the renewal term shall be at fair market value for comparable space, for a comparable use, for a comparable tenant, in the Katy Freeway/West Loop market.

    g. Pursuant to Paragraph 7 of the lease, for the purposes of determining Tenant's proportionate share of common area services expense, as defined therein, the actual common area services expenses, excluding utilities as a non-controllable expense which shall be passed through to Tenant in its entirety without restriction, shall be capped not to increase more than 10% per calendar year on a cumulative basis over the actual common area services expense for calendar year 1994.

    h. 1. Pursuant to Paragraph 12 of the lease, Landlord shall look at the following criteria in making a decision as to consenting to any request by Tenant, such consent not to be unreasonably withheld contingent upon the following criteria being satisfied in the sole reasonable judgment of the Landlord, to sublease or assignment of the leased premises, other than to an affiliate or subsidiary of Tenant:

             A. Tenant shall, at the time of making such request, not be in default of any of the terms, covenants or conditions of this lease; and

             B. The prospective subtenant or assignee's parking shall be no greater than that amount allocated to Tenant; and

             C. The prospective subtenant or assignee's credit shall be acceptable to Landlord; and

             D. The prospective subtenant or assignee's use of the leased premises shall be compatible with the other tenants in the project and in compliance with the terms of this lease; and

             E. If Landlord is in negotiations with a prospective subtenant or assignee prior to Tenant's request to sublease or assign the space, Landlord shall have the right to refuse Tenant's request to sublease or assignment of the leased premises.

         2. In the event Landlord consents to a sublease or assignment and is called upon to prepare the necessary documentation, Landlord shall be entitled to a fee of $300.00 for preparation of said documents. This fee shall be apart from, and in addition to, any leasing commissions, renovations, or other costs incidental to the subleasing or assignment of the leased premises.

         3. In the event Tenant subleases or assigns the leased premises, Landlord shall be entitled to all net rents in excess of Tenant's monthly rent collected or received by Landlord, less the monthly proration of Tenant's costs for renovations, construction, or direct costs incidental to the subleasing or assignment of the leased premises.

    i. Pursuant to Paragraph 27.G.. of this Lease Agreement, at the termination of this Lease Agreement, Tenant agrees to surrender the leased premises to Landlord in the same condition as when occupancy was taken by Tenant, ordinary wear & tear excluded. Ordinary wear and tear as described above shall be that condition or conditions which may exist as a result of the use of the leased premises in the ordinary course of business which does not physically alter the character of the leased premises, beyond smudges to the paint, washable blemishes to any wallcoverings, or carpet wear as a result of normal foot traffic. Damages to the leased premises which exceed ordinary wear and tear include but shall not be limited to:

         1.  Doors:  holes, stains,  missing hardware, and/or displacement.
         2. Overhead Doors: holes, bent panels or tracks, missing or damaged rollers, inoperable condition, and/or missing hardware.
         3.  Office Walls:  holes,  and/or gouges.
         4. Warehouse demising Walls: holes, cracks, dislocation, or graffiti.
         5.  Ceiling Tile:  holes, chips, and/or missing tiles.
         6. Pipe Bollards and Structural Columns: bent, dented, cracked, and/or displaced.

         7. Concrete Floors: cracks or gouges caused by Tenant's operation, and/or any unremoved foreign material from the floor surface; i.e. spilled epoxy, glues, oils, etc.
         8.
         9. Electrical: broken light lenses or lights, chipped electrical outlets or switches, damaged electrical panels, inoperable fixtures, any unremoved electrical conduits, boxes or wiring added by Tenant.
         10. Sprinklers:
         11. Warehouse Heaters:
         12. Air Conditioning Systems: thermostats missing and/or inoperable, disconnected duct work; dirty air diffusers, coils and/or filters; unit inoperable, improperly serviced and/or not in proper working condition.
         13. Exterior Building: bent or displaced downspouts, damaged or missing truck bumpers, any cracks or damages to the exterior wall, any broken or cracked windows, and/or any graffiti.
         14. Concrete Parking Lot: cracks, gouges, or any damage caused by Tenant's operation.
         15. Any equipment or part of the leased premises described in Paragraph 6 of the Lease Agreement that is not operational and in proper condition as described therein.

    j. While this lease is in full force and effect, provided that Tenant is not in default of any of the terms, covenants and conditions thereof, Tenant shall have a continuing Right of First Refusal on Suite 104 of 8572 Katy Freeway, as defined in "green" on Exhibit "B" attached hereto and made a part hereof. Should Landlord have a bonafide prospect for the space as defined above, Landlord shall provide Tenant with written notice setting forth a description of the rental terms. From the date of receipt of said proposal, Tenant shall have five (5) business days in which to either accept or reject Landlord's offer. Should Tenant accept Landlord's offer to lease the space, Tenant shall confirm said interest in writing and Tenant and Landlord must consummate a lease within five (5) business days of Tenant's written notice to Landlord to lease such space. Should Tenant reject Landlord's offer, or fail to respond within the aforesaid time limits, Tenant's Right of First Refusal with respect to this prospect on said space shall be null and void and of no further force and effect. Should such space again become available during the term of this lease, Tenant's Right of First Refusal shall, again, be in full force and effect.

    k. Provided Tenant is not in default under this Lease Agreement, Landlord will subordinate all statutory and contractual landlord's liens (and sign the document included in this Lease Agreement as Exhibit "E" so indicating, upon Tenant's written request and Tenant providing Landlord with all requested documentation to support such a request) to any liens or security interests covering financed fixtures, furniture or equipment of Tenant in favor of bona-fide third-party lenders (or other secured parties, specifically excluding any person or entity owning or controlling any portion of Tenant or Tenant's stock) providing financing to Tenant (including purchase-money financing); provided that such lenders or secured parties to whom Landlord subordinates shall remove the collateral if, after subordination, a default occurs under the Lease

Agreement even though Tenant may not be in default in its obligation to pay the lender or secured party.

    l. Landlord shall attempt to obtain a non-disturbance agreement from the mortgagee on behalf of Tenant. All costs incurred in the negotiation and execution of this agreement by Landlord shall be reimbursed to Landlord by Tenant within thirty (30) days of receipt of Landlord's invoice.

                                  EXHIBIT "D"
                               HAZARDOUS MATERIAL

    1. Tenant shall not cause or permit any Hazardous Material to be brought upon, manufactured, kept, or used in or about the Premises by Tenant, its agents, employees, contractors, or invitees, except for such Hazardous Material as is necessary or useful to Tenant's business and the use of which is expressly approved by Landlord in writing.

    2.   Any Hazardous Material permitted on the Premises as provided in
Section 1, and all containers therefor, shall be used, kept, stored, and disposed of in a manner that complies with all federal, state, and local laws or regulations applicable to this Hazardous Material.

    3. Tenant shall not discharge, leak, or emit, or permit to be discharged, leaked or emitted, any material into the Premises, the building which includes the Premises, the atmosphere, ground, sewer system, or any body of water, if that material (as is reasonably determined by the Landlord, or any governmental authority) does or may pollute or contaminate the same, or may adversely affect
(a) the health, welfare, or safety or persons, whether located on the Premises or elsewhere, or (b) the condition, use, or enjoyment of the building or any other real or personal property.

    4. At the commencement of each Lease Year, Tenant shall disclose to Landlord the names and approximately amounts of all Hazardous Material that Tenant intends to store, use, or dispose of on the Premises in the coming Lease Year. In addition, at the commencement of each Lease Year, beginning with the second Lease Year, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials that were actually used, stored, or disposed of on the Premises if those material were not previously identified to the Landlord at the commencement of the previous Lease Year.

    5. As used herein, the term "Hazardous Material" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any oil, petroleum products, and their by-products; (d) any substance that is or become regulated by any federal, state, or local governmental authority; and (e) any other ignitable, reactive, corrosive, hazardous, toxic or dangerous substance or material.

    6. Tenant hereby agrees that it shall be fully liable for all costs and expenses related to the use, manufacture, storage, and disposal of Hazardous Material kept on the Premises, and the Tenant shall give immediate notice to the Landlord of any violation or potential violation of the provisions of
Section 2. Tenant shall defend, indemnify, and hold harmless Landlord, and its agents, and employees from and against all claims, demands, penalties, fines, liabilities, settlements, damages, costs, expenses (including, without limitation, attorneys and consultants fees, court costs, and litigation expenses), or losses (including, without limitation, a decrease in value of the Premises or Land or building on which the Premises are a part, loss or restriction of rentable or usable space) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (a) the presence, disposal, release, or threatened release of any such Hazardous Material that is on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, persons, animals, or otherwise; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to that Hazardous Material;
(c) any lawsuit brought or threatened, settlement reached, or government order relating to that Hazardous Material; (d) any violation of any laws applicable thereto; or (e) any violation of any requirements or provisions of this Lease concerning Hazardous Material, providing such action is caused by Tenant's or Tenant's customers, agents, employees, or invitees, use of the leased premises. The provisions of this Section 6 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or equity and shall survive the transactions contemplated herein and shall survive the termination of this Lease.

    TENANT'S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES

1.  Hazardous Substances.

    The term "Hazardous Substances," as used in this Lease, shall include, without limitations, flammable, explosives, radioactive materials, asbestos, polychlorinated biphenyl (PCB), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances, or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any or regulation now or hereafter enacted or promulgated by any governmental authority.

2.  Tenant's Restrictions.

    (a) Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Premises, or arising from Tenant's use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or

    (b) The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under or about the Premises, or the transportation to or from the Premises of any Hazardous Substance, except as specifically disclosed on Schedule A to this Lease.

3.  Environmental Clean-Up.

    (a) Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances ("Laws").

    (b) Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws.

    (c) Should any Authority or any third party demand that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances caused by Tenant, or Tenant's customers, agents, employees, or invitees, that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such clean-up plans.


    (d) Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Owner. If Tenant fails to fulfill any duty imposed under this Paragraph (3) within reasonable time, Owner may do so; and in such case, Tenant shall cooperate with Owner in order to prepare all documents Owner deems necessary or appropriate to determine the applicability of the Laws to the Premises and Tenant's use thereof, and for compliance therewith, the Tenant shall execute all documents promptly upon Owner's request. No such action by Owner and no attempt made by Owner to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this Paragraph (3).

    (e) Tenant's obligations and liabilities under this Paragraph (3) shall survive the expiration of this Lease

4.  Tenant's Indemnity.

    (a) Tenant shall indemnify, defend, and hold harmless Owner, the manager of the property, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the laws and all other environmental laws.

    (b) Tenant's obligations and liabilities under this Paragraph (4) shall survive the expiration of this Lease.

                                  Exhibit "E"
                            LANDLORD'S SUBORDINATION

STATE OF TEXAS       )
                                        KNOWN ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS     )

    In consideration of Ten Dollars ($10.00) and other good and valuable considerations to us in hand paid by (name of mortgagee), of (address of mortgagee), Houston, Texas, ("Mortgagee") does hereby agree as follows:

                                     I.

    Landlord does hereby subordinate its Landlord Liens whether contractual or statutory, in favor of a security interest in favor of the Mortgagee dated (month/day/year), covering the following described property:

(address of leased premises, and property description)

the foregoing equipment (the "Equipment") now being located on the aforesaid premises which are leased to packaged Ice, Inc., Tenant herein.

                                     II.

    It is agrees that so long as any part of the indebtedness secured by the aforesaid security interest or any renewals or extensions thereof remain unpaid, said security interest shall constitute a superior and prior lien against the Equipment, as against the Landlord's Lien described in Paragraph 1 above.

                                    III.

    It is further understood and agreed that the execution of this subordination is not a waiver of any rights but is only a subordination thereof in favor of the rights of the Mortgagee as specifically granted herein.

                                     IV.

    It is further understood and agreed that in the event foreclosure or repossession of the Equipment becomes necessary, the Mortgagee may enter upon the premises and remove the Equipment during reasonable business hours provided Mortgagee affects such removal without any damage to the premises. Mortgagee shall remain responsible for and agree to promptly repair any damage resulting by such removal.

                                     V.

    Landlord shall be entitled to any excess AS MAY BE ALLOWED BY LAW over and above the indebtedness of the Mortgagee, which may be recovered from the sale of the Equipment upon foreclosure or repossession.

                                      VI.

    In the event that the Landlord shall terminate the Lease contract with the Tenant of the premises, 8572 Katy Freeway, Suite 101, or terminate said Tenant's right to possession prior to the expiration of the term for which the premises were leased or any extension thereof or in the event that Tenant abandons the premises prior to the expiration of the term for which the premises were leased or any extension thereof, Landlord shall in any of such events, give written notice to the Mortgagee, and said Mortgagee shall be permitted a period of fourteen (14) days from the giving of such notice in which to remove all of the Equipment from the premises in accordance with the terms of this Agreement. In the event that all of the said Equipment has not been removed within the fourteen (14) days following giving of such notice, then this Subordination agreement shall cease and it is agreed that the statutory and contractual liens of Landlord shall be prior and superior to any lien or other interest in the Equipment in favor of the Mortgagee who shall not thereafter remove said Equipment but it is agreed that without further instrument in writing all of the right, title and interest of the Mortgagee in said Equipment shall be considered conveyed to the Landlord.

    EXECUTED this ____________ day of _______________________________________,
199____, in multiple counterparts, each of which shall have the force and effect of an original.

                               MORTGAGEE:    (name of mortgagee)
                                           ---------------------

                               BY:
                                  ---------------------------------------
                               TITLE:
                                     ------------------------------------

                               LANDLORD: Robert S. Wilson, L.L.C.,
                                    c/o RW MANAGEMENT COMPANY, INC.

                               ------------------------------------------

                               BY:
                                  ---------------------------------------
                                        Robert S. Wilson
                               TITLE:       Manager
                                     ------------------------------------